Exhibit 10.6

FORM OF

RECEIVABLES SALE AGREEMENT

dated as of [                    ]

between

[ORIGINATOR],

and

FIFTH THIRD HOLDINGS, LLC

-i-

EXHIBITS

Exhibit A	Form of Assignment Pursuant to Receivables Sale Agreement
Schedule I	Representations and Warranties with Respect to the Receivables
Schedule II	Perfection Representations, Warranties and Covenants
Schedule III	Schedule of [Originator] Receivables

THIS RECEIVABLES SALE AGREEMENT is made and entered into as of [            ] (as amended, restated, supplemented or otherwise modified and in effect from time to time, this “Agreement”) by [ORIGINATOR], a [            ], and FIFTH THIRD HOLDINGS, LLC, a Delaware limited liability company (“FTH LLC”).

WITNESSETH:

WHEREAS, FTH LLC desires to purchase from [Originator] a portfolio of motor vehicle receivables, including motor vehicle retail installment sale contracts and/or installment loans that are secured by new and used automobiles, light-duty trucks, vans and other motor vehicles; and

WHEREAS, [Originator] is willing to sell such portfolio of motor vehicle receivables and related property to FTH LLC on the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual agreements set forth herein, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS AND USAGE

SECTION 1.1 Definitions. Except as otherwise defined herein or as the context may otherwise require, capitalized terms used but not otherwise defined herein are defined in Appendix A to the Sale Agreement, dated as of the date hereof (as from time to time amended, supplemented or otherwise modified and in effect, the “Sale Agreement”) between Fifth Third Holdings Funding, LLC, as seller, and Fifth Third Auto Trust 20[ ]-[ ], as issuer, which contains rules as to usage that are applicable herein.

SECTION 1.2 Other Interpretive Provisions. For purposes of this Agreement, unless the context otherwise requires: (a) accounting terms not otherwise defined in this Agreement, and accounting terms partly defined in this Agreement to the extent not defined, shall have the respective meanings given to them under GAAP (provided that, to the extent that the definitions in this Agreement and GAAP conflict, the definitions in this Agreement shall control); (b) terms defined in Article 9 of the UCC as in effect in the relevant jurisdiction and not otherwise defined in this Agreement are used as defined in that Article; (c) the words “hereof,” “herein” and “hereunder” and words of similar import refer to this Agreement as a whole and not to any particular provision of this Agreement; (d) references to any Article, Section, Schedule, Appendix or Exhibit are references to Articles, Sections, Schedules, Appendices and Exhibits in or to this Agreement and references to any paragraph, subsection, clause or other subdivision within any Section or definition refer to such paragraph, subsection, clause or other subdivision of such Section or definition; (e) the term “including” and all variations thereof means “including without limitation”; (f) except as otherwise expressly provided herein, references to any law or regulation refer to that law or regulation as amended from time to time and include any successor law or regulation; (g) references to any Person include that Person’s successors and assigns and (h) headings are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.

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ARTICLE II

PURCHASE

SECTION 2.1 Agreement to Sell and Contribute on the Closing Date. On the terms and subject to the conditions set forth in this Agreement, [Originator] does hereby transfer, assign, set over, sell, contribute and otherwise convey to FTH LLC without recourse (subject to the obligations herein) on the Closing Date all of its right, title interest, claims and demands in, to and under the Receivables, the Collections after the Cut-Off Date, the Receivable Files and the Related Security relating thereto, whether now owned or hereafter acquired, as evidenced by an assignment in the form of Exhibit A (“Assignment”) delivered on the Closing Date (the “[Originator] Sold Assets”). The sale, transfer, assignment and conveyance made hereunder does not constitute and is not intended to result in an assumption by FTH LLC of any obligation of [Originator] to the Obligors, the Dealers, insurers or any other Person in connection with the Receivables or the other assets and properties conveyed hereunder or any agreement, document or instrument related thereto.

SECTION 2.2 Consideration and Payment. In consideration of the transfer of the [Originator] Sold Assets conveyed to FTH LLC on the Closing Date, FTH LLC shall pay in cash to [Originator] on such date an amount equal to the estimated fair market value of the [Originator] Sold Assets on the Closing Date.

ARTICLE III

REPRESENTATIONS, WARRANTIES AND COVENANTS

SECTION 3.1 Representations and Warranties of [Originator]. [Originator] makes the following representations and warranties as of the Closing Date on which FTH LLC will be deemed to have relied in acquiring the [Originator] Sold Assets. The representations and warranties will survive the conveyance of the [Originator] Sold Assets by to FTH LLC pursuant to this Agreement, the conveyance of the [Originator] Sold Assets by FTH LLC to the Seller pursuant to the Purchase Agreement, the conveyance of the [Originator] Sold Assets by the Depositor to the Issuer pursuant to the Sale Agreement and the Grant thereof by the Issuer to the Indenture Trustee pursuant to the Indenture:

(a) Existence and Power. [Originator] is a [            ] validly existing and in good standing under the laws of its state of organization and has, in all material respects, all power and authority to carry on its business as it is now conducted. [Originator] has obtained all necessary licenses and approvals in each jurisdiction where the failure to do so would materially and adversely affect the ability of [Originator] to perform its obligations under the Transaction Documents or affect the enforceability or collectibility of the Receivables or any other part of the [Originator] Sold Assets.

(b) Authorization and No Contravention. The execution, delivery and performance by [Originator] of the Transaction Documents to which it is a party (i) have been duly authorized by all necessary action on the part of [Originator] and (ii) do not contravene or constitute a default under (A) any applicable law, rule or regulation, (B) its organizational documents or (C)

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any material agreement, contract, order or other instrument to which it is a party or its property is subject (other than violations which do not affect the legality, validity or enforceability of any of such agreements and which, individually or in the aggregate, would not materially and adversely affect the transactions contemplated by, or [Originator]’s ability to perform its obligations under, the Transaction Documents).

(c) No Consent Required. No approval or authorization by, or filing with, any Governmental Authority is required in connection with the execution, delivery and performance by [Originator] of any Transaction Document other than (i) UCC filings, (ii) approvals and authorizations that have previously been obtained and filings that have previously been made and (iii) approvals, authorizations or filings which, if not obtained or made, would not have a material adverse effect on the enforceability or collectibility of the Receivables or any other part of the [Originator] Sold Assets or would not materially and adversely affect the ability of [Originator] to perform its obligations under the Transaction Documents.

(d) Binding Effect. Each Transaction Document to which [Originator] is a party constitutes the legal, valid and binding obligation of [Originator] enforceable against [Originator] in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, receivership, conservatorship or other similar laws affecting the enforcement of creditors’ rights generally and, if applicable, the rights of creditors of corporations from time to time in effect or by general principles of equity.

(e) No Proceedings. There are Proceedings pending or, to the knowledge of [Originator], threatened against [Originator] before or by any Governmental Authority that (i) assert the invalidity or unenforceability of this Agreement or any of the other Transaction Documents, (ii) seek to prevent the issuance of the Notes or the consummation of any of the transactions contemplated by this Agreement or any of the other Transaction Documents, (iii) seek any determination or ruling that would materially and adversely affect the performance by [Originator] of its obligations under this Agreement or any of the other Transaction Documents or the collectibility or enforceability of the Receivables, or (iv) relate to [Originator] that would materially and adversely affect the federal or Applicable Tax State income, excise, franchise or similar tax attributes of the Notes.

(f) Lien Filings. [Originator] is not aware of any material judgment, ERISA or tax lien filings against [Originator].

SECTION 3.2 Representations and Warranties of [Originator] as to each Receivable. [Originator] hereby makes the representations and warranties set forth on Schedule I as to the Receivables sold, contributed, transferred, assigned, set over and otherwise conveyed to FTH LLC under this Agreement on which such representations and warranties FTH LLC relies in acquiring the Receivables. [(For the avoidance of doubt, it is understood that [Originator] makes representations and warranties only with respect to the Receivables described on Schedule III hereto.)] Such representations and warranties shall survive the sale of the Receivables to the Seller under the Purchase Agreement, the sale of the Receivables by the Seller to the Issuer under the Sale Agreement, and the Grant of the Receivables by the Issuer to the Indenture Trustee pursuant to the Indenture. Notwithstanding any statement to the contrary contained herein or in any other Transaction Document, [Originator] shall not be required to notify any

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insurer with respect to any Insurance Policy obtained by an Obligor or to notify any Dealer about any aspect of the transaction contemplated by the Transaction Documents.

SECTION 3.3 Repurchase upon Breach. Upon discovery by or notice to FTH LLC or [Originator] of a breach of any of the representations and warranties set forth in Section 3.2 with respect to any Receivable at the time such representations and warranties were made which materially and adversely affects the interests of the Issuer or the Noteholders, the party discovering such breach or receiving such notice shall give prompt written notice thereof to the other party; provided, that delivery of a Servicer’s Certificate which identifies the Receivables that are being or have been repurchased shall be deemed to constitute prompt notice of such breach; provided, further, that the failure to give such notice shall not affect any obligation of [Originator] hereunder. If the breach materially and adversely affects the interests of the Issuer or the Noteholders, then [Originator] shall either (a) correct or cure such breach or (b) repurchase such Receivable from FTH LLC, in either case on or before the Payment Date following the end of the Collection Period which includes the sixtieth (60th) day (or, if [Originator] elects, an earlier date) after the date that [Originator] became aware or was notified of such breach. Any such breach or failure will be deemed not to have a material and adverse effect if such breach or failure does not affect the ability of FTH LLC (or its assignee) to receive and retain timely payment in full on such Receivable. Any such purchase by [Originator] shall be at a price equal to the Repurchase Price. In consideration for such repurchase, [Originator] shall make (or shall cause to be made) a payment to FTH LLC equal to the Repurchase Price by depositing such amount into the Collection Account prior to 11:00 a.m., New York City time on the date of such repurchase, if such repurchase date is not a Payment Date or, if such repurchase date is a Payment Date, then prior to the close of business on the Business Day prior to such repurchase date. Upon payment of such Repurchase Price by [Originator], FTH LLC shall release and shall execute and deliver such instruments of release, transfer or assignment, in each case without recourse or representation, as may be reasonably requested by [Originator] to evidence such release, transfer or assignment or more effectively vest in [Originator] or its designee any Receivable and the related [Originator] Sold Assets repurchased pursuant hereto. It is understood and agreed that the obligation of [Originator] to purchase any Receivable as described above shall constitute the sole remedy respecting such breach available to FTH LLC.

SECTION 3.4 Protection of Title.

(a) [Originator] shall authorize and file such financing statements and cause to be authorized and filed such continuation and other statements, all in such manner and in such places as may be required by law fully to preserve, maintain and protect the interest of FTH LLC under this Agreement in the Receivables (other than any Related Security with respect thereto, to the extent that the interest of FTH LLC therein cannot be perfected by the filing of a financing statement). [Originator] shall deliver (or cause to be delivered) to FTH LLC file-stamped copies of, or filing receipts for, any document filed as provided above, as soon as available following such filing.

(b) [Originator] will notify FTH LLC in writing within ten (10) days following the occurrence of (i) any change in [Originator’s] organizational structure as a banking corporation, (ii) any change in [Originator’s] “location” (within the meaning of Section 9-307 of the UCC of all applicable jurisdictions) and (iii) any change in [Originator’s] name and shall have taken all

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action prior to making such change (or shall have made arrangements to take such action substantially simultaneously with such change, if it is not practicable to take such action in advance) reasonably necessary or advisable in the opinion of FTH LLC to amend all previously filed financing statements or continuation statements described in paragraph (a) above. [Originator] will at all times maintain its “location” within the United States.

(c) [Originator] shall maintain (or shall cause the Servicer to maintain) its computer systems so that, from time to time after the conveyance under this Agreement of the Receivables, the master computer records (including any backup archives) that refer to a Receivable shall indicate clearly the interest of FTH LLC (or any subsequent assignee of FTH LLC) in such Receivable and that such Receivable is owned by such Person. Indication of such Person’s interest in a Receivable shall not be deleted from or modified on such computer systems until, and only until, the related Receivable shall have been paid in full or repurchased.

(d) If at any time [Originator] shall propose to sell, grant a security interest in or otherwise transfer any interest in motor vehicle receivables to any prospective purchaser, lender or other transferee, [Originator] shall give to such prospective purchaser, lender or other transferee computer tapes, records or printouts (including any restored from backup archives) that, if they shall refer in any manner whatsoever to any Receivable, shall indicate clearly that such Receivable has been sold and is owned by FTH LLC (or any subsequent assignee of FTH LLC).

SECTION 3.5 Other Liens or Interests. Except for the conveyances and grants of security interests pursuant to this Agreement and the other Transaction Documents, [Originator] shall not sell, pledge, assign or transfer the Receivables or other property transferred to FTH LLC to any other Person, or grant, create, incur, assume or suffer to exist any Lien (other than Permitted Liens) on any interest therein, and [Originator] shall defend the right, title and interest of FTH LLC in, to and under such Receivables or other property transferred to FTH LLC against all claims of third parties claiming through or under [Originator].

SECTION 3.6 Perfection Representations, Warranties and Covenants. [Originator] hereby makes the perfection representations, warranties and covenants set forth on Schedule II hereto to FTH LLC and FTH LLC shall be deemed to have relied on such representations, warranties and covenants in acquiring the [Originator] Sold Assets.

SECTION 3.7 [FDIC Rule; Official Record]

(a) [The parties hereto intend that (A) the FDIC Rule shall apply to the transactions contemplated by this Agreement and the other Transaction Documents and (B) the transactions contemplated by this Agreement and the other Transaction Documents, taken as a whole, constitute a “securitization” within the meaning of the FDIC Rule.]

(b) [So long as the Notes remain outstanding, this Agreement shall be treated as an official record of [Originator] within the meaning of Section 13(e) of the Federal Deposit Insurance Act (12 U.S.C. Section 1823(e))].

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SECTION 3.8 Compliance with the FDIC Rule. [Originator] (i) shall perform the covenants set forth in Article XII of the Indenture applicable to it and (ii) shall facilitate compliance with Article XII of the Indenture by the Fifth Third Parties.

SECTION 3.9 Merger or Consolidation of, or Assumption of the Obligations of, [Originator]. Any Person (i) into which [Originator] may be merged or converted or with which it may be consolidated, to which it may sell or transfer its business and assets as a whole or substantially as a whole, (ii) resulting from any merger, sale, transfer, conversion, or consolidation to which [Originator] shall be a party, (iii) succeeding to the business of [Originator], or (iv) more than 50% of the voting stock or voting power and 50% or more of the economic equity of which is owned directly or indirectly by Fifth Third Bancorp, which Person in any of the foregoing cases executes an agreement of assumption to perform every obligation of [Originator] under this Agreement, will be the successor to [Originator] under this Agreement without the execution or filing of any document or any further act on the part of any of the parties to this Agreement anything herein to the contrary notwithstanding. Notwithstanding the foregoing, if [Originator] enters into any of the foregoing transactions and is not the surviving entity, [Originator] will deliver to the Indenture Trustee an Opinion of Counsel either (A) stating that, in the opinion of such counsel, all financing statements and continuation statements and amendments thereto have been executed and filed that are necessary to preserve and protect the interest of the Issuer and the Indenture Trustee, respectively, in the Receivables, or (B) stating that, in the opinion of such counsel, no such action is necessary to preserve and protect such interest.

SECTION 3.10 [Originator] May Own Notes. [Originator], and any Affiliate of [Originator], may in its individual or any other capacity become the owner or pledgee of Notes with the same rights as it would have if it were not [Originator] or an Affiliate thereof, except as otherwise expressly provided herein or in the other Transaction Documents. Except as set forth herein or in the other Transaction Documents, Notes so owned by [Originator] or any such Affiliate will have an equal and proportionate benefit under the provisions of this Agreement and the other Transaction Documents, without preference, priority, or distinction as among all of the Notes. Unless all Notes are owned by the Issuer, [Originator], the Servicer, the Administrator or any of their respective Affiliates, any Notes owned by the Issuer, [Originator], the Servicer, the Administrator or any of their respective Affiliates shall be disregarded with respect to the determination of any request, demand, authorization, direction, notice, consent, vote or waiver hereunder or under any other Transaction Document.

ARTICLE IV

MISCELLANEOUS

SECTION 4.1 Transfers Intended as Sale; Security Interest.

(a) Each of the parties hereto expressly intends and agrees that the transfers contemplated and effected under this Agreement are complete and absolute sales, transfers, assignments and contributions rather than pledges or assignments of only a security interest and shall be given effect as such for all purposes. It is further the intention of the parties hereto that the Receivables and related [Originator] Sold Assets shall not be part of [Originator]’s estate in

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the event of a bankruptcy or insolvency of [Originator]. The sales and transfers by [Originator] of the Receivables and related [Originator] Sold Assets hereunder are and shall be without recourse to, or representation or warranty (express or implied) by, [Originator], except as otherwise specifically provided herein. The limited rights of recourse specified herein against [Originator] are intended to provide a remedy for breach of representations and warranties relating to the condition of the property sold, rather than to the collectibility of the Receivables.

(b) Notwithstanding the foregoing, in the event that the Receivables and other [Originator] Sold Assets are held to be property of [Originator], or if for any reason this Agreement is held or deemed to create indebtedness or a security interest in the Receivables and other [Originator] Sold Assets, then it is intended that:

(i) This Agreement shall be deemed to be a security agreement within the meaning of Articles 8 and 9 of the New York UCC and the UCC of any other applicable jurisdiction;

(ii) The conveyance provided for in Section 2.1 shall be deemed to be a grant by [Originator] of, and [Originator] hereby grants to FTH LLC, a security interest in all of its right (including the power to convey title thereto), title and interest, whether now owned or hereafter acquired, in and to the Receivables and other [Originator] Sold Assets, to secure such indebtedness and the performance of the obligations of [Originator] hereunder;

(iii) The possession by FTH LLC or its agent of the Receivable Files and any other property that constitute instruments, money, negotiable documents or chattel paper shall be deemed to be “possession by the secured party” or possession by FTH LLC or a Person designated by FTH LLC, for purposes of perfecting the security interest pursuant to the New York UCC and the UCC of any other applicable jurisdiction; and

(iv) Notifications to Persons holding such property, and acknowledgments, receipts or confirmations from Persons holding such property, shall be deemed to be notifications to, or acknowledgments, receipts or confirmations from, bailees or agents (as applicable) of FTH LLC for the purpose of perfecting such security interest under applicable law.

SECTION 4.2 Notices, Etc. All demands, notices and communications hereunder shall be in writing and shall be delivered or mailed by registered or certified first-class United States mail, postage prepaid, hand delivery, prepaid courier service, or by facsimile or, if so provided on Schedule II to the Sale Agreement, by electronic transmission, and addressed in each case as specified on Schedule I to the Servicing Agreement, or at such other address as shall be designated by any of the specified addressees in a written notice to the other parties hereto. Any notice required or permitted to be mailed to a Noteholder shall be given by first class mail, postage prepaid, at the address of such Noteholder as shown in the Note Register. Delivery shall occur only upon receipt or reported tender of such communication by an officer of the recipient entitled to receive such notices located at the address of such recipient for notices hereunder; provided, however, that any notice to a Noteholder mailed within the time and manner prescribed

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in this Agreement shall be conclusively presumed to have been duly given, whether or not the Noteholder shall receive such notice.

SECTION 4.3 Choice of Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL, SUBSTANTIVE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO THE RULES THEREOF RELATING TO CONFLICTS OF LAW, OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

SECTION 4.4 Headings. The section headings hereof have been inserted for convenience only and shall not be construed to affect the meaning, construction or effect of this Agreement.

SECTION 4.5 Counterparts. This Agreement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, regardless of whether delivered in physical or electronic form, but all of such counterparts shall together constitute but one and the same instrument.

SECTION 4.6 Amendment.

(a) Any term or provision of this Agreement may be amended by [Originator] and FTH LLC without the consent of the Indenture Trustee, any Noteholder, the Issuer, [the Swap Counterparty,] the Owner Trustee or any other Person subject to subsection (e) of this Section 4.6 and the satisfaction of one of the following conditions:

(i) [Originator] or FTH LLC delivers an Opinion of Counsel or an Officer’s Certificate to the Indenture Trustee to the effect that such amendment will not materially and adversely affect the interests of the Noteholders; or

(ii) The Rating Agency Condition is satisfied with respect to such amendment and the Bank or FTH LLC notifies the Indenture Trustee in writing that the Rating Agency Condition is satisfied with respect to such amendment.

[provided, that such amendment shall not materially and adversely affect the rights or obligations of the Swap Counterparty or the Issuer under the Interest Rate Swap Agreement unless the Swap Counterparty shall have consented in writing to such amendment (and such consent shall be deemed to have been given if the Swap Counterparty does not object in writing within ten (10) Business Days after receipt of a written request for such consent)].

(b) This Agreement may also be amended from time to time by [Originator] and FTH LLC, with the consent of (i) the Holders of Notes evidencing not less than a majority of the Outstanding Note Balance, voting as a single class, and (ii) the Majority Certificateholders, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Noteholders or the Certificateholders. It will not be necessary for the consent of Noteholders or Certificateholders

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to approve the particular form of any proposed amendment or consent, but it will be sufficient if such consent approves the substance thereof. The manner of obtaining such consents (and any other consents of Noteholders and Certificateholders provided for in this Agreement) and of evidencing the authorization of the execution thereof by Noteholders will be subject to such reasonable requirements as the Indenture Trustee may prescribe, including the establishment of record dates pursuant to the Note Depository Agreement.

(c) Prior to the execution of any such amendment, [Originator] shall provide written notification of the substance of such amendment to each Rating Agency; and promptly after the execution of any such amendment shall furnish a copy of such amendment to each Rating Agency, the Issuer and the Indenture Trustee; provided, that no amendment pursuant to this Section 4.6 shall be effective which materially and adversely affects the rights, protections or duties of the Indenture Trustee or the Owner Trustee without the prior written consent of such Person.

(d) Prior to the execution of any amendment to this Agreement, FTH LLC, the Owner Trustee and the Indenture Trustee shall be entitled to receive and conclusively rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement and an Officer’s Certificate from the Depositor or the Administrator that all conditions precedent to the execution and delivery of such amendment have been satisfied. The Owner Trustee and the Indenture Trustee may, but shall not be obligated to, enter into any such amendment which materially and adversely affects the Owner Trustee’s or the Indenture Trustee’s, as applicable, own rights, privileges, indemnities, duties or obligations under this Agreement, the Transaction Documents or otherwise.

(e) Notwithstanding subsection (a) of this Section 4.6, this Agreement may only be amended by [Originator] and FTH LLC if (i) the Majority Certificateholders consent to such amendment or (ii) such amendment shall not, as evidenced by an Officer’s Certificate of [Originator] or FTH LLC or an Opinion of Counsel delivered to the Indenture Trustee and the Owner Trustee, materially and adversely affect the interests of the Certificateholders.

SECTION 4.7 Waivers. No failure or delay on the part of FTH LLC, the Servicer, [Originator], the Issuer or the Indenture Trustee in exercising any power or right hereunder (to the extent such Person has any power or right hereunder) shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No notice to or demand on FTH LLC or [Originator] in any case shall entitle it to any notice or demand in similar or other circumstances. No waiver or approval by either party under this Agreement shall, except as may otherwise be stated in such waiver or approval, be applicable to subsequent transactions. No waiver or approval under this Agreement shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder.

SECTION 4.8 Entire Agreement. The Transaction Documents contain a final and complete integration of all prior expressions by the parties hereto with respect to the subject matter thereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter thereof, superseding all prior oral or written understandings. There are no unwritten agreements among the parties.

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SECTION 4.9 Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

SECTION 4.10 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms, and shall remain in full force and effect until such time as the parties hereto shall agree.

SECTION 4.11 Acknowledgment and Agreement. By execution below, [Originator] expressly acknowledges and consents to the sale of the [Originator] Sold Assets and the assignment of all rights and obligations of [Originator] related thereto by FTH LLC to the Depositor pursuant to the Purchase Agreement, by the Depositor to the Issuer pursuant to the Sale Agreement and the Grant of a security interest in the Receivables and the other [Originator] Sold Assets by the Issuer to the Indenture Trustee pursuant to the Indenture for the benefit of the Noteholders [and the Swap Counterparty]. In addition, [Originator] hereby acknowledges and agrees that for so long as the Notes are outstanding, the Indenture Trustee will have the right to exercise all powers, privileges and claims of FTH LLC under this Agreement in the event that FTH LLC shall fail to exercise the same.

SECTION 4.12 Cumulative Remedies. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

SECTION 4.13 Nonpetition Covenant. Each party hereto agrees that, prior to the date which is one year and one day after payment in full of all obligations of each Bankruptcy Remote Party in respect of all securities issued by any Bankruptcy Remote Party (i) such party hereto shall not authorize any Bankruptcy Remote Party to commence a voluntary winding-up or other voluntary case or other Proceeding seeking liquidation, reorganization or other relief with respect to such Bankruptcy Remote Party or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect in any jurisdiction or seeking the appointment of an administrator, a trustee, receiver, liquidator, custodian or other similar official with respect to such Bankruptcy Remote Party or any substantial part of its property or to consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other Proceeding commenced against such Bankruptcy Remote Party, or to make a general assignment for the benefit of its creditors generally, any party hereto or any other creditor of such Bankruptcy Remote Party, and (ii) such party shall not commence or join with any other Person in commencing any Proceeding against such Bankruptcy Remote Party under any bankruptcy, reorganization, liquidation or insolvency law or statute now or hereafter in effect in any jurisdiction. This Section shall survive the termination of this Agreement.

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SECTION 4.14 Submission to Jurisdiction; Waiver of Jury Trial. Each of the parties hereto hereby irrevocably and unconditionally:

(a) submits for itself and its property in any Proceeding relating to this Agreement or any documents executed and delivered in connection herewith, or for recognition and enforcement of any judgment in respect thereof, to the nonexclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York and appellate courts from any thereof;

(b) consents that any such Proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of such action or Proceeding in any such court or that such Proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c) agrees that service of process in any such Proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Person at its address determined in accordance with Section 4.2 of this Agreement;

(d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

(e) to the extent permitted by applicable law, each party hereto irrevocably waives all right of trial by jury in any Proceeding or counterclaim based on, or arising out of, under or in connection with this Agreement, any other Transaction Document, or any matter arising hereunder or thereunder.

SECTION 4.15 [Limitation of Rights]. [All of the rights of the Swap Counterparty in, to and under this Agreement, if any, shall terminate upon the termination of the Interest Rate Swap Agreement in accordance with the terms thereof and the payment in full of all amounts owing to the Swap Counterparty under such Interest Rate Swap Agreement.]

SECTION 4.16 Not Applicable to [Originator] in Other Capacities. Nothing in this Agreement shall affect any obligation [Originator] may have in any other capacity.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first written above.

[ORIGINATOR]

By:
Name:
Title:

FIFTH THIRD HOLDINGS, LLC

By:
Name:
Title:

Receivables Sale Agreement

([Originator]) (20[    ]-[    ])

S-1

EXHIBIT A

FORM OF

ASSIGNMENT PURSUANT TO RECEIVABLES SALE AGREEMENT

[            ]

For value received, in accordance with the Receivables Sale Agreement dated as of [            ], (the “Agreement”), between [Originator], a [            ] (“[Originator]”), and Fifth Third Holdings, LLC, a Delaware limited liability company (the “FTH LLC”), on the terms and subject to the conditions set forth in the Agreement, [Originator] does hereby transfer, assign, set over, sell, contribute and otherwise convey to FTH LLC without recourse (subject to the obligations in the Agreement) on the Closing Date, all of its right, title, interest, claims and demands in, to and under the Receivables set forth on the schedule of Receivables delivered by [Originator] to FTH LLC on the date hereof (such schedule, the “[Originator] Schedule of Receivables”), the Collections after the Cut-Off Date, the Receivable Files and the Related Security relating thereto.

The foregoing sale does not constitute and is not intended to result in any assumption by FTH LLC of any obligation of the undersigned or the [Originator] to the Obligors, the Dealers, insurers or any other Person in connection with the Receivables, or the other assets and properties conveyed hereunder or any agreement, document or instrument related thereto.

This assignment is made pursuant to and upon the representations, warranties and agreements on the part of the undersigned contained in the Agreement and is governed by the Agreement.

Capitalized terms used herein and not otherwise defined shall have the respective meanings assigned to them in the Agreement or, if not defined in the Agreement, in Appendix A to the Sale Agreement, dated as of [            ], 20[    ], between Fifth Third Auto Trust [    ]-[    ] and Fifth Third Holdings Funding, LLC.

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Receivables Sale Agreement

([Originator]) (20[    ]-[    ])

A-1

IN WITNESS WHEREOF, the undersigned has caused this assignment to be duly executed as of the date first above written.

[ORIGINATOR]

By:
Name:
Title:

Receivables Sale Agreement

([Originator]) (20[    ]-[    ])

A-2

SCHEDULE I

REPRESENTATIONS AND WARRANTIES WITH RESPECT TO THE RECEIVABLES

DESCRIBED ON SCHEDULE III AND TRANSFERRED BY [ORIGINATOR] TO FTH LLC

(a)	Characteristics of Receivables. As of the Cut-Off Date (or such other date as may be specifically set forth below), each Receivable:

(i)	has been fully and properly executed or electronically authenticated by the Obligor thereto;

(ii)

has either (A) been originated by a Dealer in the ordinary course of such Dealer’s business to finance the retail sale by a Dealer of the related Financed Vehicle and has been purchased by [Originator] in the ordinary course of its respective business or (B) has been originated or acquired directly by [Originator] in accordance with its customary practices;

(iii)

as of the Closing Date is secured by a first priority validly perfected security interest in the Financed Vehicle in favor of [Originator], as secured party, or all necessary actions have been commenced that would result in a first priority security interest in the Financed Vehicle in favor of the [Originator], as secured party, which security interest, in either case, is assignable and has been so assigned (x) by [Originator] to FTH LLC, (y) by FTH LLC to the Seller and (z) by the Seller to the Issuer;

(iv)	contains customary and enforceable provisions such that the rights and remedies of the holder thereof are adequate for realization against the collateral of the benefits of the security;

(v)

provided, at origination, for level monthly payments which fully amortize the initial Outstanding Principal Balance over the original term; provided, that the amount of the first or last payment may be different from the level payment but in no event more than three times the level monthly payment;

(vi)	provides for interest at the Contract Rate specified in the Schedule of Receivables; and

(vii)	was originated in the United States.

(b)	Individual Characteristics. As of the Cut-Off Date (or such other date as may be specifically set forth below), each Receivable has the following individual characteristics:

(i)	each Receivable is secured by a new or used automobile, light-duty truck, van or other motor vehicle;

Receivables Sale Agreement

([Originator]) (20[    ]-[    ])

Schedule I-1

(ii)	each Receivable has a Contract Rate of no less than [ ]% and not more than [ ]%;

(iii)

each Receivable had an original term to maturity of not more than [            ] months and not less than [            ] months and each Receivable has a remaining term to maturity, as of the Cut-Off Date, of [            ] month[s] or more;

(iv)	each Receivable has an Outstanding Principal Balance as of the Cut-Off Date of greater than or equal to $[ ];

(v)	no Receivable has a scheduled maturity date later than [ ];

(vi)	no Receivable was more than 30 days past due as of the Cut-Off Date;

(vii)	as of the Cut-Off Date, no Receivable was noted in the records of the Servicer as being the subject of any pending bankruptcy or insolvency Proceeding;

(viii)	each Receivable is a Simple Interest Receivable;

(ix)	each of the Receivables were selected using selection procedures that were not known or intended by [Originator] to be adverse to FTH LLC; and

(x)	the Dealer of the Financed Vehicle has no participation in, or other right to receive, any proceeds of such Receivable.

(c)

Schedule of Receivables. The information with respect to each Receivable transferred on the Closing Date set forth in the Schedule of Receivables was true and correct in all material respects as of the Cut-Off Date.

(d)

Compliance with Law. Each Receivable complied at the time it was originated or made, in all material respects with all requirements of applicable federal, state and local laws, and regulations thereunder, including, to the extent applicable, usury laws, the Federal Truth in Lending Act, the Equal Credit Opportunity Act, the Fair Credit Reporting Act, the Federal Trade Commission Act, the Fair Debt Collection Practices Act, the Fair Credit Billing Act, the Magnuson-Moss Warranty Act, Consumer Financial Protection Bureau’s Regulations B and Z, the Servicemembers Civil Relief Act, state adaptations of the National Consumer Act and of the Uniform Consumer Credit Code and any other consumer credit, equal opportunity and disclosure laws applicable to that Receivable.

(e)

Binding Obligation. Each Receivable constitutes the legal, valid and binding payment obligation in writing of the Obligor, enforceable in all respects by the holder thereof in accordance with its terms, except (i) as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, liquidation or other similar laws and equitable principles relating to or affecting the enforcement of creditors’ rights generally and (ii) as such Receivable may be modified by the application after the Cut-Off Date of the Servicemembers Civil Relief Act, as amended, to the extent applicable to the related Obligor.

Receivables Sale Agreement

([Originator]) (20[    ]-[    ])

Schedule I-2

(f)	Receivable in Force. Each Receivable has not been satisfied, subordinated or rescinded nor has the related Financed Vehicle been released from the lien granted by the Receivable in whole or in part.

(g)

No Default. Except for payment delinquencies continuing for a period of not more than 30 days as of the Cut-Off Date, the records of the Servicer did not disclose that any default, breach, violation or event permitting acceleration under the terms of the Receivable existed as of the Cut-Off Date or that any continuing condition that with notice or lapse of time, or both, would constitute a default, breach, violation or event permitting acceleration under the terms of the Receivable had arisen as of the Cut-Off Date.

(h)	Insurance. Each Receivable requires the Obligor thereunder to insure the Financed Vehicle under a physical damage insurance policy.

(i)

No Government Obligor. The Obligor on each Receivable is not the United States of America or any state thereof or any local government, or any agency, department, political subdivision or instrumentality of the United States of America or any state thereof or any local government.

(j)

Assignment. No Receivable has been originated in, or is subject to the laws of, any jurisdiction under which the sale, transfer, assignment, contribution, conveyance or pledge of such Receivable would be unlawful, void, or voidable. [Originator] has not entered into any agreement with any Obligor that prohibits, restricts or conditions the assignment of the related Receivable.

(k)

Good Title. It is the intention of [Originator] that the sale, contribution, transfer, assignment and conveyance herein contemplated constitute an absolute sale, contribution, transfer, assignment and conveyance of the Receivables and that the Receivables not be part of [Originator]’s estate in the event of the filing of a bankruptcy petition by or against FTH LLC under any bankruptcy law. As of the Closing Date, no Receivable has been sold, transferred, assigned, conveyed or pledged to any Person other than pursuant to the Transaction Documents. As of the Closing Date, and immediately prior to the sale and transfer herein contemplated, [Originator] had good and marketable title to each Receivable free and clear of all Liens (except any Lien which will be released prior to the sale and transfer of such Receivables to FTH LLC) and, immediately upon the sale and transfer thereof, FTH LLC will have good and marketable title to each Receivable, free and clear of all Liens (other than Permitted Liens).

(l)

Filings. All filings (including, without limitation, UCC filings) necessary in any jurisdiction to give the Issuer a first priority, validly perfected ownership interest in the Receivables (other than the Related Security with respect thereto, to the extent that the interest of the Issuer therein cannot be perfected by the filing of a financing statement), and to give the Indenture Trustee a first priority perfected security interest therein, will be submitted for filing on the Closing Date.

Receivables Sale Agreement

([Originator]) (20[    ]-[    ])

Schedule I-3

(m)

Priority. The Receivable is not pledged, assigned, sold, subject to a security interest, or otherwise conveyed other than pursuant to the Transaction Documents. The Receivables Sale Agreement creates a valid and continuing security interest in the Receivable (other than the Related Security with respect thereto) in favor of FTH LLC which security interest is prior to all other Liens (other than Permitted Liens) and is enforceable as such against all other creditors of and purchasers and assignees from FTH LLC.

(n)

Characterization of Receivables. Each Receivable constitutes either “electronic chattel paper,” “tangible chattel paper,” an “instrument,” an “account,” a “promissory note,” a “general intangible” or a “payment intangible,” each as defined in the UCC.

(o)

One Original. There is only one executed original, electronically authenticated original or authoritative copy of the Contract (in each case within the meaning of the UCC) related to each Receivable. If such original has been marked, then such original does not have any marks or notations indicating that it has been pledged, assigned or otherwise conveyed to any Person other than to a party to the Transaction Documents.

(p)

No Defenses. [Originator] has no knowledge either of any facts which would give rise to any right of rescission, set-off, counterclaim or defense, or of the same being asserted or threatened, with respect to any Receivable.

(q)	No Repossession. As of the Cut-Off Date, no Financed Vehicle shall have been repossessed.

Receivables Sale Agreement

([Originator]) (20[    ]-[    ])

Schedule I-4

SCHEDULE II

PERFECTION REPRESENTATIONS, WARRANTIES AND COVENANTS

In addition to the representations, warranties and covenants contained in the Agreement, [Originator] hereby represents, warrants, and covenants to FTH LLC as follows on the Closing Date:

General

1. This Agreement creates a valid and continuing security interest (as defined in the applicable UCC) in the Receivables and the other [Originator] Sold Assets in favor of FTH LLC, which security interest is prior to all other Liens, and is enforceable as such against creditors of and purchasers from [Originator].

2. The Receivables constitute “chattel paper” (including “electronic chattel paper” or “tangible chattel paper”), “accounts”, “instruments”, “promissory notes”, “payment intangibles” or “general intangibles,” within the meaning of the applicable UCC.

3. Immediately prior to the sale, transfer, contribution, assignment and/or conveyance of a Receivable, each Receivable is secured by a first priority validly perfected and enforceable security interest in the related Financed Vehicle in favor of the [Originator], as secured party, or all necessary actions with respect to such Receivable have been taken or will be taken to perfect a first priority security interest in the related Financed Vehicle in favor of the [Originator], as secured party, subject, as to enforcement, to applicable bankruptcy, insolvency, reorganization, liquidation or other similar laws and equitable principles relating to or affecting the enforcement of creditors’ rights generally.

Creation

4. Immediately prior to the sale, transfer, contribution, assignment and conveyance of a Receivable by [Originator] to FTH LLC, [Originator] owned and had good and marketable title to such Receivable free and clear of any Lien (other than any liens in favor of FTH LLC) and immediately after the sale, transfer, assignment and conveyance of such Receivable to FTH LLC, FTH LLC will have good and marketable title to such Receivable free and clear of any Lien.

5. The related [Originator] has received all consents and approvals to the sale of the Receivables hereunder to FTH LLC required by the terms of the Receivables that constitute instruments.

Perfection

6. [Originator] has submitted or will have caused, within ten days after the effective date of this Agreement, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the sale of the Receivables from [Originator] to FTH LLC and the security interest in the Receivables granted

Receivables Sale Agreement

([Originator]) (20[    ]-[    ])

Schedule II-1

to FTH LLC hereunder; and the Servicer, in its capacity as custodian, has in its possession the original copies of such instruments or tangible chattel paper that constitute or evidence the Receivables, and all financing statements referred to in this paragraph contain a statement that: “A purchase of or security interest in any collateral described in this financing statement will violate the rights of the Secured Party/Purchaser.”

7. With respect to Receivables that constitute an instrument or tangible chattel paper, either:

a.	All original executed copies of each such instrument or tangible chattel paper have been delivered to the Indenture Trustee, as pledgee of the Issuer; or

b.

Such instruments or tangible chattel paper are in the possession of the Servicer and the Indenture Trustee has received a written acknowledgment from the Servicer that the Servicer (in its capacity as custodian) is holding such instruments or tangible chattel paper solely on behalf and for the benefit of the Indenture Trustee, as pledgee of the Issuer; or

c.

The Servicer received possession of such instruments or tangible chattel paper after the Indenture Trustee received a written acknowledgment from the Servicer that the Servicer is acting solely as agent of the Indenture Trustee, as pledgee of the Issuer.

Priority

8. [Originator] has authorized the filing of, and is not aware of any financing statements against [Originator] that include a description of collateral covering the Receivables other than any financing statement (i) relating to the conveyance of Receivables by the [Originator] to FTH LLC under the Receivables Sale Agreement, (ii) relating to the conveyance of the Receivables by FTH LLC to the Seller under the Purchase Agreement, (iii) relating to the conveyance of the Receivables by the Seller to the Issuer under the Sale Agreement, (iv) relating to the security interest granted to the Indenture Trustee under the Indenture or (v) that has been terminated.

9. [Originator] is not aware of any material judgment, ERISA or tax lien filings against [Originator].

10. Neither the Bank nor a custodian or vaulting agent thereof holding any Receivable that is electronic chattel paper has communicated an “authoritative copy” (as such term is used in Section 9-105 of the UCC) of any loan agreement that constitutes or evidences such Receivable to any Person other than the Servicer.

11. None of the instruments, electronic chattel paper or tangible chattel paper that constitutes or evidences the Receivables has any marks or notations indicating that they have been pledged, assigned or otherwise conveyed to any Person other than FTH LLC, the Issuer or the Indenture Trustee.

Receivables Sale Agreement

([Originator]) (20[    ]-[    ])

Schedule II-2

Survival of Perfection Representations

12. Notwithstanding any other provision of this Agreement or any other Transaction Document, the perfection representations, warranties and covenants contained in this Schedule II shall be continuing, and remain in full force and effect until such time as all obligations under the Transaction Documents and the Notes have been finally and fully paid and performed.

No Waiver

13. [Originator] shall provide the Rating Agencies with prompt written notice of any material breach of the perfection representations, warranties and covenants contained in this Schedule II, and shall not, without satisfying the Rating Agency Condition, waive a breach of any of such perfection representations, warranties or covenants.

Receivables Sale Agreement

([Originator]) (20[    ]-[    ])

Schedule II-3